Exhibit 8.1

November 8, 2018

Concrete Pumping Holdings Acquisition Corp.

28 West 44th Street, Suite 501

New York, New York 10036

Re: Concrete Pumping Holdings Acquisition Corp. Registration Statement on Form S-4

Ladies and Gentlemen:

We are United States tax counsel to Concrete Pumping Holdings Acquisition Corp., a Delaware corporation (“Newco”), in connection with the preparation of the registration statement on Form S-4 (as amended or supplemented, the “Registration Statement”) (Registration No. 333-227259) originally filed by Newco with the U.S. Securities and Exchange Commission (the “Commission”) on September 10, 2018, as amended and supplemented through the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement is being filed in connection with the transactions contemplated by the Agreement and Plan of Merger, dated September 7, 2018, by and among Industrea Acquisition Corp., a Delaware corporation (“Industrea”), Newco, Concrete Pumping Holdings, Inc., a Delaware corporation (“CPH”), certain subsidiaries of Newco, and PGP Investors, LLC, solely in its capacity as the initial Holder Representative (the “Merger Agreement”).

Capitalized terms not otherwise defined herein shall have the same meanings attributed to such terms in the Registration Statement.

You have requested our opinion concerning the discussion set forth in the section entitled “Material United States Federal Income Tax Considerations” in the Registration Statement. In providing this opinion, we have assumed (without any independent investigation or review thereof) that:

a.       Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and that all such documents have been duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

b.       All factual representations, warranties and statements made or agreed to by the parties to the Registration Statement and other documents relating to the Business Combination, are true and accurate as of the date hereof; and

c.       The description of the Business Combination in the Registration Statement is accurate, the Business Combination will be consummated in accordance with such description, without any waiver or breach of any material provision thereof, and the Business Combination will be effective under applicable corporate law.

This opinion is based on current provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), the United States Treasury regulations promulgated thereunder, and the interpretation of the Code and such regulations by the courts and the Internal Revenue Service, as they are in effect and exist at the date of this opinion. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion, or any inaccuracy in the facts or assumptions on which we have relied, could adversely affect our conclusion. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention. No opinion is expressed as to any transactions other than the Business Combination, or any matter other than those specifically covered by this opinion.

November 8, 2018 Page 2

Based upon the foregoing, we confirm that the statements set forth in the Registration Statement under the heading “Material United States Federal Income Tax Considerations,” insofar as they address the material U.S. federal income tax considerations for beneficial owners of Industrea’s Class A common stock (“Class A common stock”) and Industrea’s warrants (the “warrants”) of (i) electing to have their shares of Class A common stock redeemed for cash if the Business Combination is completed, (ii) the Business Combination, and (iii) the ownership and disposition of their shares of Class A common stock and warrants, and discuss matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, and except to the extent stated otherwise therein, are our opinion, subject to the assumptions, qualifications and limitations stated herein and therein.

This opinion is furnished to you solely for use in connection with the Registration Statement. This opinion is based on facts and circumstances existing on the date hereof. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Winston & Strawn LLP